UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
April 12, 2010

ENTEST BIOMEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-154989	26-3431263
(Commission File Number)	(IRS Employer Identification No.)

4700 Spring Street, St 203, La Mesa California, 91941
(Address of Principal Executive Offices) (Zip Code)

619 702 1404
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Appointment of Principal Officers.

On April 7, 2010 the Board of Directors of Entest Biomedical, Inc. (“Company”) appointed Ms. Tammy Reynolds, CPA,  age 35, to the position of  Chief Financial Officer of the Company.  Ms. Reynolds previously served as an accountant for Science Applications International Corporation (“SAIC”), a large provider of scientific, engineering, systems integration and technical services and solutions and a Fortune 500 company, where her duties included tax research and tax accounting. Prior to serving at SAIC, Ms. Reynolds held the position of Senior Accountant at Bruno Skorheim, LLP, Certified Public Accountants.

Education:

Ms. Reynolds has earned a Bachelor of Science in Business Administration, Accounting from San Diego State University in January, 2005.

Employment History:

Position:	Company Name:	Employment Dates:
Chief Financial Officer	Entest Biomedical, Inc.	Current
Accountant III	Science Applications International Corporation	November 2009- March 2010
Senior Accountant	Bruno Skorheim, LLP	June 2008-November 2009
Associate Accountant	AKT, LLP	November 2006-May 2008
Staff I Accountant	RPR Partners, LLP	January 2006-August 2006
Operations Analyst, +	Barona Casino	January 2000-December 2005

The Company and Ms. Reynolds have agreed that Ms. Reynolds shall receive

(a)     Compensation of $70,000 per annum for her services as Chief Financial Officer.

(b)     Fifty Thousand Dollars worth of the Common Shares of the Company (“Compensation Shares”)  to be granted to Ms. Reynolds upon the completion of twelve months employment as CFO of the Company in accordance with the following terms and conditions:

(1)     The Compensation Shares shall be issued at a price per share which shall be the average of the closing stock prices on the first day of trading of each month during the twelve months prior to the grant.

(2)     80% of the  Compensation Shares (“Restricted Comp Shares”) may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Ms. Reynolds (“ Transfer Restriction”) except as follows:

Upon the expiration of one year from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to 25% of the Restricted Comp Shares.

Upon the expiration of two years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares.

Upon the expiration of three years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares

Upon the expiration of four years from the date of the grant of the Compensation Shares, Transfer Restrictions shall no longer apply to an additional 25% of the Restricted Comp Shares.

In the event that Ms. Reynolds is no longer employed as CFO of the Company, any Restricted Comp Shares still subject to Transfer Restrictions shall be forfeited by the Ms. Reynolds, and ownership of the Restricted Comp Shares shall be transferred back to the Company. Ms. Reynolds is currently not party to a written employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 7, 2010

By:	/s/David R. Koos
Name:	David R. Koos
Title:	CEO